Exhibit (16)b

POWER OF ATTORNEY

We, the undersigned officers of GMO Trust, a Massachusetts business trust, hereby severally constitute and appoint each of Douglas Y. Charton, Kevin M. O’Brien, and Megan Bunting singly, our true and lawful attorneys, with full power to him/her to sign for each of us, and in each of our names and in the capacities indicated below, the Registration Statement on Form N-14 of GMO Trust and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that said attorney lawfully could do or cause to be done by virtue hereof.

Witness each of our hands on the date set forth below.

Signature	Title	Date

/s/ Sheppard N. Burnett	Chief Executive Officer; Principal Executive Officer	July 30, 2020
Name: Sheppard N. Burnett

/s/ Betty Maganzini	Treasurer; Chief Financial Officer; Chief Accounting Officer; Principal Financial and Accounting Officer	July 30, 2020
Name: Betty Maganzini